For the semi-annual period ended February 28, 2007.
File number 811-4023
Dryden Municipal Series Fund


SUB-ITEM 77C
Matters Submitted to a Vote of Security Holders



Special Meetings of Shareholders of each of Florida Series, New Jersey Series,
 New York Series and Pennsylvania Series were held on October 13, 2006. At such meetings the shareholders of each Series approved the following proposals:


Florida Series: To approve a plan of reorganization whereby all of the assets and liabilities of Florida Series, a Series of Dryden Municipal Series Fund,
 will be transferred to, and assumed by, Dryden National Municipals Fund, Inc., and the cancellation of all of the shares of the Florida Series.

The result of the proxy solicitation on the preceding matter was as follows:

For:		1,986,017.02
Against:	442,404.64
Abstain:	113,717.28



New Jersey Series:  To approve a plan of reorganization whereby all of the assets and liabilities of New Jersey Series, a Series of Dryden Municipal Series Fund, will be transferred to, and assumed by, Dryden National
 Municipals Fund, Inc., and the cancellation of all of the shares of the New Jersey Series.

The result of the proxy solicitation on the preceding matter was as follows:

For:		5,264,764.32
Against:	752,956.93
Abstain:	221,864.20



Pennsylvania Series:  To approve a plan of reorganization whereby all of the assets and liabilities of Pennsylvania Series, a Series of Dryden Municipal Series Fund, will be transferred to, and assumed by, Dryden National Municipals
 Fund, Inc., and the cancellation of all of the shares of the Pennsylvania Series. The result of the proxy solicitation on the preceding matter was as follows:

For:		4,392,482.12
Against:	1,060,753.07
Abstain:	389,625.43
New York Series: To approve a plan of reorganization whereby all of the assets and liabilities of New York Series, a Series of Dryden Municipal Series Fund, will be transferred to, and assumed by, Dryden National Municipals
 Fund, Inc., and the cancellation of all of the shares of the New York Series.

The result of the proxy solicitation on the preceding matter was as follows:

For:		5,754,974.68
Against:	1,192,765.87
Abstain:	357,027.69